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                                                                    EXHIBIT 10.6

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             REQUEST FOR REGISTRATION OF STANDARD OR MODEL AGREEMENT
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          ILLUSTRIOUS REGISTRAR OF THE PUBLIC REGISTRY OF DOCUMENTS AND
                CIVIL REGISTRY OF LEGAL ENTITIES OF THE CAPITAL




TELECOMUNICACOES DE SAO PAULO S/A - TELESP- with its address at Rua Martiniano de Carvalho, n(0) 851, in this Capital, undersigned, comes before Your Honor to request the REGISTRATION of the attached document of: AGREEMENT FOR SERVICE PROVIDING AND SUPPLYING OF ACCESS INFRA-STRUCTURE TO NARROWBAND INTERNET SERVICE
- DIAL PROVIDER - PROMOTIONAL PLAN.

It requests granting of the above.

Sao Paulo,  August 22, 2003.

Signed by: FERNANDO ELIAS RIBEIRO
                National Registry of Individuals:
                 Identity Card:



 THREE STAMPS OF THE 2ND REGISTER OF DOCUMENTS AND CIVIL OF LEGAL ENTITIES.

                               ADHESION AGREEMENT

              AGREEMENT FOR SERVICE PROVIDING AND SUPPLYING ACCESS
                     INFRA-STRUCTURE TO INTERNET SERVICES -
                        DIAL PROVIDER - PROMOTIONAL PLAN



TELECOMUNICACOES DE SAO PAULO S.A., with its main place of business in the City of Sao Paulo, at Rua Martiniano de Carvalho, 851, enrolled in the National Registry of Legal Entities under n(0) 02.558.157/0001-62, in this act duly represented pursuant to its Bylaws, hereinafter simply called "TELESP", and

SERVER, duly qualified in the Request for Services, which is an integrant inseparable Party to this Agreement, hereinafter simply called "SERVER";

Whereas TELESP has published in the site WWW.TELEFONICA.COM.BR/SP, on July 7, 2003 its Promotional Plan for Supplying Access Infra-Structure to Narrowband Internet Services ("Promotional Plan"), subsequently complemented on July 22, 2003;

Whereas the SERVER has shown interest in being a Party to it and in hiring pursuant to the conditions set forth in the aforementioned "Promotional Plan" and specified in the Request for Services;

they have reciprocally decided to enter into the present "Agreement", which shall be governed by the following clauses and conditions:

1. CLAUSE ONE- OBJECT

1.1. The present Adhesion Agreement aims at providing the "Dial Provider" service, in accordance with the conditions set forth in the Promotional Plan, which allows the SERVER to establish dialed access connections (commuted), of narrowband, with its users, through the Commuted Landline Telephone Service
(CLTS) network or through any other TELESP network.

         1.1.1. The Dial Provider service includes the supply of the necessary telecommunications infra-structure by TELESP for providing access to the Internet, in narrowband (that is, through dialed access, also called "Dial Up"), by the installation and availability of IP dialed connections, hereinafter simply called "Ports".

1.2. TELESP will make available a remote access server (RAS) to the SERVER, with the respective connectivity up to TELESP's IP network.

         1.2.1. Having TELESP forwarded all the information sent by the users to the SERVER, in accordance with what has been mutually agreed upon between them, the SERVER will be the sole


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         exclusive responsible for certifying and validating the access to the
         Internet Services to its users and to the visitors to its Content.

1.3. TELESP will also provide bidirectional IP connection between the SERVER and its IP network, which corresponds to the connectivity to the SERVER's LNS server, using the protocol L2TP, with dimensioning equivalent to 10Kbps per Port, and which does not include the tunneling closing server (LNS), the providing of which is the SERVER' s responsibility.

         1.3.1. In case the connectivity occurs out of Region III of the General Plan of Grants ("GPG"), it will be charged separately, through the presentation of a Special Project, case by case.

1.4. The provision of the service herein hired will be made available in the area covered by TELESP IP network, which presently comprehends 164 municipalities of the State of Sao Paulo (Exhibit D) and their respective expansions, pursuant to the terms of the aforementioned Promotional Plan.

1.5. The Dial Provider herein hired will be offered in the modality Tunneled (L2TP protocol), and the SERVER, when filling out the Request for Services, shall point out the localities which it will provide its services, as well as the amount of Ports per locality.

         1.5.1. In case the SERVER has a volume of Ports lower than eight hundred and twenty (820), it is exempted from stating the amount of Ports per locality, and it must just indicate its intended localities.

1.6. In case the SERVER has no Ports at the time of its Adhesion, its request will be treated pursuant to the same conditions of the Increase of Ports, including regarding the penalty set forth in item 3.3.

1.7. The commuted access connections speed is set forth depending on the 56Kbps modems to V.90 or higher, in accordance with TELESP's technical availability.

1.8. The "Dial Provider" herein hired is compatible with the Access Service to the Internet (Web Channel).

2. CLAUSE TWO- INTEGRANT DOCUMENTS

2.1. The following attached documents  are part of the present Agreement:

         2.1.1. Exhibit A - Infra-Structure Requisites

         2.1.2. Exhibit B - Quality Criteria

         2.1.3. Exhibit C - Managerial Reports

         2.1.4. Exhibit D - Localities serviced by IP Network.

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3. CLAUSE THREE -SERVICE PROVIDING

3.1. "Dial Provider" service providing will be effected with the amount of Ports hired by the SERVER and indicated in the Request for Services, in accordance with the offer contained in the Promotional Plan.

3.2. Every increase or reduction in the amount of the hired Ports shall be preceded by a formal request, to be delivered in the same model of the Request for Services.

         3.2.1. The requests for increase will be attended to, within a (90) ninety-day term, counted as of the receipt date of the Request for Services, subject to TELESP's technical availability and viability.

                  3.2.1.1. In case TELESP refuses an increase request under the allegation of unavailability or technical impossibility, it shall evidence such situation to the SERVER, within the maximum term of thirty (30) days, counted as of the request date.

                           3.2.1.1.1. TELESP's silence or its lack of technical grounds shall be construed as a refusal to the request for increase.

3.3. In the cases when the SERVER requests total or partial cancellation of an increase request before the ports activation, it will be subject to the payment of a penalty to be calculated according to the formula below:


-------------------------------------------------------------------------------
NUMBER OF CANCELLED PORTS OF THE REQUEST FOR INCREASE IN THE LOCALITY X 10 X PRICE PER PORT WITH NO DISCOUNT.
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3.4. In the cases when the SERVER requests the reduction of ports which have been object of an increase request and which have been activated for less than twelve (12) months, it will be subject to the penalty calculated in accordance with the following formula:


-------------------------------------------------------------------------------
NUMBER OF INCREASED PORTS OF THE REQUEST FOR REDUCTION IN THE LOCALITY X 10 X PRICE PER PORT WITH NO DISCOUNT.
-------------------------------------------------------------------------------

3.5. As of the date of the request for increase, in case the SERVER asks for a reduction in the amount of the previously existing Ports in the locality whereto the increase was requested for, the same fines described in items 3.3. and 3.4 above will be applied to it, up to the limit of the amount of Ports indicated in the request for increase.

3.6. In case of incompliance with the (90) ninety-day term for complying with a request for increase, as set forth in item 3.2.1., TELESP will be subject to the payment of fine in the amount of two REAIS and fifty CENTAVOS (R$2.50) per day of delay, for each non-delivered Port.

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

         3.6.1. TELESP will only be considered in default for the purposes of the provisions of item 3.6 above, when the amount of the requested Ports, which were not granted within the (90) ninety-day term, surpasses the limit of five per cent (0.5%) of the total amount of Ports requested in the request for increase.

         3.6.2. The amount of two REAIS and fifty CENTAVOS (R$2.50) will be updated every twelve (12) months, counted as of the date of this Agreement was entered into, by the variation of the IGP-DI [General Price Index - Internal Availability].

3.7. In the event of service interruptions due to exclusive evidenced causes attributed to TELESP, discounts will be granted, applied to the service monthly value, and the SERVER will receive a credit calculated in accordance with the provisions of item 5.2 hereinbelow.

4. CLAUSE FOUR - VALIDITY

4.1. The present Agreement shall be in force for a term of twelve (12) months, counted as of the execution of the Request for Services, and can be extended until December 31, 2005, through the SERVER's previous express statement of intention.

5. CLAUSE FIVE - TELESP'S DUTIES

5.1. To provide the SERVER with all the technical specifications related to the infra-structure and to the facilities conditions, needed for the implantation of the hired services, by virtue of this instrument.

5.2. Whenever problems occur that make the Infra-Structure supplying unviable and which generate the suspension and/or unavailability of access to TELESP IP Network ("non- programmed interruptions") in each locality, TELESP will be responsible for solving such problems within the maximum term established in Exhibit B, so as to guarantee the service level hired (SLA).

         5.2.1. Non-programmed interruptions, arisen from exclusive evidenced causes attributed to TELESP, will grant the right to a credit in the SERVER's favor, in the month subsequent to the month of the interruption occurrence, calculated through the formula, as follows:

                                n
         C =  Vp      X     [EPSILON]     (NINDi   X Ti)
              -----
               1440         (i)=1





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         Where:

         "C" is the credit for service interruption in the localities where there was service interruption in the respective month (in R$).

         "VP" is the Dial Provider Port's actual price (in R$);

         "N" is the number of localities which were deprived of the service in the respective month of verification;

         "NINDI" is the number of unavailable Dial Provider ports per POP in the month of the interruption;

         `TI' is the quantity of (30) thirty-minute periods of interruption;

         5.2.2 In case the non-programmed interruption lasts for a period longer than five (05) consecutive days, in a same locality, TELESP will pay a monthly fine to the SERVER, until the interruption is remedied or until the (60) sixty-day period as of the beginning of the interruption is completed, whichever occurs first, calculated in accordance with the formula below:

                                  n
         M =  2  X  Vp   X     [EPSILON]    Ni
                                 (i)=1
         Where:

         "M"  is the amount of the fine;

         "Vp"  is the Dial Provider Ports actual price (in R$);

         "Ni" is the number of Dial Provider Ports out of service for more than five (5) consecutive days, of "i-teenth" locality.

         "n" is the number of localities which were deprived of service in the calculation respective month.

                  5.2.2.1. In the assumption of the application of the fine set forth in item 5.2.2. above, TELESP will no longer grant the credit, which item 5.2.1 above refers too.

         5.2.3. Having the (60) sixty-day period, which the previous item 5.2.2. refers to, been surpassed, without TELESP having remedied the non-programmed interruption, the SERVER can cancel the unavailable Ports in the locality, without this featuring any violation to or reason for termination of the present Agreement.



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         5.2.4. In no circumstances will the programmed interruptions allow, nor will that give reason to the termination of the present Agreement, including pursuant to item 8.2. hereinbelow.

5.3. To perform, whenever necessary, the due preventive and/or corrective maintenance in the equipment of its ownership, needed for the regular operation of the services rendered to the SERVER, through prior notification, at least forty-eight (48) hours in advance.

5.4. To be liable for damages or losses evidentially caused by its employees or representatives under its orders, in the SERVER's facilities, refunding it for the values evidentially spent for their repairs.

5.5. To keep return calls in the Dial Provider blocked, directly and exclusively bearing any costs for such calls, in case they occur, hereby exempting the SERVER from any liability towards such calls.

6. CLAUSE SIX - SERVER'S DUTIES

6.1. Whenever necessary, make available to TELESP, free of charge, and pursuant to the terms of Exhibit A, the space it has requested in the SERVER's facilities for the installation of the necessary equipment and tools for providing the services.

6.2. To promptly correct the possible irregularities in the infra-structure works, pointed out by TELESP, so as to adequate them to the specifications established by it.

6.3. To provide, in up to ten (10) days in advance, all the needed infra-structure and protection (internal network, towers, lightning arresters, etc.) for the installation of the equipment of TELESP's ownership, for it to provide the services, in accordance with the standards established in Exhibit A-Infra-Structure Requisites.

         6.3.1. Being the term set forth in clause 6.3 above surpassed, without having the SERVER provided all the necessary infra-structure and protection, TELESP will commercially activate the service, subject matter of this Agreement, and will start their respective invoicing.

6.4. To provide the acceptance of the service delivered by TELESP within a maximum term of three (3) working days, counted as of the service installation date. This term having been surpassed, without no action on the part of the SERVER, the service will be considered tacitly accepted.

         6.4.1. The SERVER can refuse the service delivered by TELESP exclusively in the case of evidenced non-conformity with the technical specifications contained in this Agreement and in the Request for Service.



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

6.5. To allow the access of TELESP employees, or of the companies it has accredited, duly identified, to its facilities to perform equipment maintenance and/or verification.

6.6. To keep and preserve the equipment of TELESP`s ownership, occasionally received for providing service, keeping them in adequate environment and technical conditions, as specified by the manufacturer and by TELESP, including all the necessary infra-structure of energy and climatization for their operation.

6.7. To be liable for damages and losses it causes to TELESP equipments, exception made to the natural depreciation caused by their use, being obliged to compensation for such, in updated amounts, in cases of loss, misplacement, damage or destruction, even if partial.

6.8. To commit, at the time of the validity expiration or termination of the agreement, to make the access to its facilities available for the withdrawal, by TELESP, of the equipments of its ownership, occasionally made available for service rendering.

6.9. To use the service, subject matter of this Agreement, exclusively for the purposes they are destined to, being forbidden to sub-rent or assign to third parties, on any account, the means themselves or the services, subject matter of this Agreement.

6.10. To fully assume, with no solidarity on the part of TELESP, on any account whatsoever, all the responsibility for the service and/or information it provides with the resources and the service, subject matter of this Agreement.

6.11.To acknowledge TELESP's right to make interruptions in the supply of the service, through prior notice to the SERVER, with forty-eight (48) hours in advance. The SERVER herein states that it is fully aware that the services may occasionally be affected, or temporarily interrupted for technical reasons, due to repairs, maintenance, equipment change.

6.12. Regarding the connectivity services, neither install other equipments in the access means to the service, nor interfere with TELESP's equipment, without its prior formal consent.

7. CLAUSE SEVEN - PRICES

7.1. For the services rendered, subject matter of this Agreement, the SERVER shall pay to TELESP, the monthly amount of seventy-five REAIS (R$75,00) per port.

         71.1. Installation fee will not be charged.

7.2. The ports, the occupation of which is equal or higher than fourteen thousand (14,000) minutes per month, will be awarded a discount, being charged from them the amount of twenty-five REAIS (R$25.00), in accordance with the equation below:


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


X  = Q / 14,000

Y  = T - X

X = number of ports with use equal to 14,000 minutes (price with discount for use equivalent to R$ 25,00). In case X is higher or equal to T , the payment will be made up to the value limit of T.
Q = total quantity of minutes per Server in the month.
Y = number of ports with use lower than 14,000 minutes (price of R$ 75.00).
T = total of ports hired by the SERVER.

         7.2.1. To calculate the amount to be monthly paid, the quantity of ports will be calculated according to the afore-detailed equation every month.

         7.2.2 The verification of the quantity of minutes will be made through TELESP's RADIUS, taking into consideration the volume of minutes verified along the thirty (30) days prior to the invoicing cutting date.

                  7.2.2.1. In case the full measurement of the log cannot be made due to technical problems, the same day of the week of the previous week will be used for the verification, in replacement for the day when the measurement could not possibly be performed.

         7.2.3. The amounts related to this Agreement's first and last month will be invoiced PRO RATA DIE.

7.3. The amounts due by the SERVER to TELESP will be monthly charged, through the delivery of an invoice, as of the activation of the aforementioned services.

7.4. TELESP will make available to the SERVER, up to the fifth (5th) day of the month, subsequent to the invoicing cutting date, a statement report with the total amount of Ports and their occupation ( "Statement Report"), verified throughout the thirty (30) days prior to the invoicing cutting date.

7.5. TELESP shall invoice the amounts to be paid by the SERVER, pursuant to the present Agreement, in accordance with the Statement Report, with maturity date on the twelfth (12th) of each month.

7.6. Subsequently to the full payment of the invoiced values, the SERVER can challenge, with justification, the invoice issued by TELESP within a (10) ten-day term, counted as of the maturity date.

7.7. TELESP shall analyze and decide on the SERVER `s challenge until the delivery date of the subsequent month invoice, having to include in it the challenge verification result, as follows:



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

         7.7.1. In case TELESP considers that the SERVER' s challenge has grounds, it shall, in the subsequent month's invoice, refund the amounts resulting from the verification of the challenge, added of the charges set forth in item 7.10.1, 7.10.2 and 7.10.3 below, calculated based on the overcharged difference.

         7.7.2. In case the SERVER' s challenge is considered groundless by TELESP, the subsequent month's invoice will be issued with no adjustment.

         7.7.3. If, after TELESP's reply to the SERVER's challenge, the divergence still persists between the Parties, the issue shall be solved pursuant to the terms of Clause 12, hereinbelow.

7.8. In case the SERVER, at each six-month period, files more than two (2) groundless challenges, TELESP can charge from the SERVER a penalty in amount corresponding to two per cent (2%) over the value of the last filed challenge, for compensation for the verification costs.

7.9. In case of maintenance of TELESP equipment allocated in the SERVER's facilities, when the request for repair is made by the SERVER and the failures are attributed to it, such request will imply charge of the amount corresponding to the visit made.

7.10. Failure in paying the amounts due on the maturity date, pursuant to the execution of the present Agreement, shall subject the SERVER, independently of notification to the following sanctions:

         7.10.1. Fine for payment on arrears of two per cent (2%) or of the maximum percentage allowed by the legislation in force that may eventually replace it, applied over the non-paid amount, on the day subsequent to the maturity date;

         7.10.2. Interest on arrears of one per cent (1%) per month (or fraction of month) or of the maximum percentage allowed by the legislation in force, counted as of the first day subsequent to the maturity date and applied over the total amount of the non-paid debt;

         7.10.3. Debt updating until the date of the effective payment, in accordance with the variation of the General Index of Prices - DI (IGP-DI) or by another official index that may eventually replace it, calculated PRO RATA DIE.

         7.10.4. Suspension of the service after thirty (30) days of delay in payment;

         7.10.5. Cancellation of the service, with immediate termination of the Agreement, subsequent to a delay of sixty (60) days.

                  7.10.5.1. In the assumption of item 7.10.5 above, TELESP will immediately withdraw the means and equipment of its ownership.

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

                  7.10.5.2. Still in the assumption of item 7.10.5 above, the SERVER shall be subject to having the recording of its debt included in the companies' file of credit protection, pursuant to the provisions of the applicable legislation, with no loss from the obligatoriness to pay the debt.

7.11. The Parties hereby elect the IGP-DI as the monetary correction factor applicable to the prices herein referred to, at every (12) twelve-month period, counted as of the execution date of the first Request for Services, bound to this Agreement. In the absence of such index, any other official index that eventually replaces it, will be applied to the Agreement, calculated "pro rata die."

         711.1. In case the legislation eventually allows price re-adjustment, it will be effected in periodicity lower than twelve (12) months.

7.12. All the taxes, fees, contributions and other charges, directly or indirectly levied, are included in the price, inclusive the para-fiscal ones, levied on service providing. In the assumption that, subsequently to the execution date of the Request for Services, the aliquots are increased or new taxes, fees, contributions are demanded from TELESP, the SERVER will bear all the additional burdens arisen from such changes.

8- CLAUSE EIGHT - TERMINATION

8.1. The present instrument cannot be terminated in advance by any of the Parties, due to unjustified accusation.

8.2 Any of the Parties can terminate the Agreement in the event of:

         8.2.1. Bankruptcy of the other Party;

         8.2.2. Incompliance, by the other Party, with any of the duties set forth in this Agreement, without the due remedy within a (60) sixty-day term, counted as of the notification date to the Violating Party;

         8.2.3. Incompliance with any provision of the Promotional Plan, of the Agreement for Availability of Advertising Space or the Agreement for Development of Telephonic Traffic, in case they are eventually executed by virtue of the aforementioned Promotional Plan;

         8.2.4. The SERVER's default, in accordance with item 7.10.5.

8.3. In any assumption of termination of the present Agreement, the Agreement for Availability of Advertising Space and the Agreement for Development of Telephonic Traffic, entered into with TELESP by virtue of the Promotional Plan, will be immediately terminated.



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

8.4. It is hereby set forth that none of the Parties can claim any other indemnification or compensation, including losses and damages, due to this instrument's advanced termination, except for the penalty established in item 8.6.

8.5. In any assumption of the Agreement's termination, as well as the natural expiration of its validity, the SERVER will still be bound to the following:

         8.5.1. Payment to the possible debts perchance existing, arisen from the Agreement's execution;

         8.5.2. Availability for disassembling and withdrawing any TELESP equipment involved in the provision of the services, subject matter of this Agreement, in the same conditions they had been delivered to the SERVER, except for the natural depreciation caused by time.

8.6. In any event of pre-termination that any of the Parties had given reason to, including but not limiting, the assumptions set forth in item 8.2, the Infracting Party will be compelled to the payment of a termination fine, due immediately after the termination date, in the amount of one hundred REAIS (R$ 100.00), updated by IGP-DI, pursuant to item 7.11, multiplied by the number of hired ports, multiplied by the number of months still missing for the expiration of the Agreement's validity period.

F = $  X   N  X  m

Where,

F = fine
$ = R$ 100.00 (one hundred REAIS)
N = number of ports hired at the time of the fine application or the equivalent to thirty-five per cent (35%) of the ports indicated in the adhesion to the Promotional Plan, whichever is bigger.
m = amount of months still missing for the end of the Agreement's validity.

8.7. The aforementioned fine shall be paid to the creditor party within thirty
(30) weekdays, counted as of the Agreement's termination date.

9 - CLAUSE NINE - CONFIDENTIALITY OF INFORMATION

9.1. The Parties commit to keep utmost secrecy and confidentiality regarding all the terms and conditions of the present Agreement (including, but not limiting to, prices, terms, strategies, etc.), as well as regarding each and all data, information, mail and documents that may eventually be provided by the other Party or that it has had access to, due to the present Agreement.

9.2. The present confidentiality clause binds the Parties, its successors, on any account, colligate, controlling and controlled companies, service providers and/or suppliers, as well as their respective employees, representatives and administrators, who have been previously authorized, pursuant to the provisions of item 9.4.3. below.

9.3. The provisions of this Clause shall remain in force even after this instrument expiration, for a (5) five-year-term, counted as of its expiration date.

9.4. The Parties state that no violation to the provisions of this Clause Nine will be featured, in the assumptions that:

         9.4.1. the information is made available to the public in general through a means that does not result in its disclosure by the Parties or their representatives, their controlling, controlled companies or companies that, either directly or indirectly, are subject to the same control which the Party is subject to;

         9.4.2. disclosure is demanded by governmental authority or competent court order, under the penalty of incompliance or another penalty being featured. In such hypotheses, the content to be disclosed shall be object of all the applicable governmental or judicial protection, and the Party that is compelled to disclose such information must promptly notify the other Party;

         9.4.3. In the event of termination, the Parties commit to cease the use and to return to the Owner Party the possible Confidential Information, as well as any codes, accesses or addresses supplied by both Parties.

10. CLAUSE TEN - SECURITY

10.1. The SERVER shall comply with all the duties listed hereinbelow and will recommend that similar duties are complied with by its possible clients:

         10.1.1. To comply with all the local national and international laws and regulations that govern the use of the hired services;

         10.1.2. Not to use the hired services to place, transmit or retransmit illegal, threatening or abusive content of any kind and any other type of material, to entities that have not explicitly requested them.

         10.1.3. Not to obtain or attempt to obtain non-authorized access to another account, host or network.

10.2. The use of the service by SERVER, by the SERVER's clients or any other authorized user, will be of full responsibility of such SERVER and/or its clients, being them subject to all the applicable laws and regulations. In case TELESP is filed, either judicially or extra-judicially, for the undue use of the service, subject matter of this Agreement, the SERVER commits to immediately assume all the costs and charges produced for the defense of TELESP's rights and to indemnify it for the damages and losses caused by such situation.

11- CLAUSE ELEVEN - MISCELLANEOUS

11.1. In the applicable situations, if the SERVER identifies the need for a change in the service configuration, due to a need of its own, it compulsorily commits to request the aforementioned adaptation to TELESP, which will perform it, provided that there existed technical possibilities at the time, being the expenses arisen therefrom borne by the SERVER.

11.2. TELESP claims the right to replace the equipment of its ownership or lawful possession, as well as the its means of access, whenever convenient or necessary for providing the service or for the preservation and improvement of its technical quality, through prior uncharged notification to the SERVER, being guaranteed the regular provision of the service, subject matter of this Agreement.

11.3. The relationship between TELESP and the SERVER shall always be made in writing, except for verbal deals caused by emergencies, which shall be expressly confirmed in up to five (5) working days.

11.4. Any tolerance by one of the Parties regarding an infraction performed by the other Party to the clauses or conditions set forth in this Agreement, shall not constitute renewal, nor does it imply waiver or consent.

11.5. TELESP is not to be made liable for occasional failures, delays or interruptions in the provision of the service resulting from acts of God, force majeure, from limitations imposed by the Public Power or from the performance of the telecommunications service operators interlinked to the SERVER's network, or yet from the misuse of the service by the SERVER or from any other fact alien to TELESP.

11.6. TELESP is not to be made liable for the services rendered by the SERVER to third parties.

11.7. TELESP is not to be made liable for any information or misuse that may eventually damage third parties, including regarding rights related to intellectual property, being liable for the damages eventually caused.

11.8. Any request for technology modifications by one Party, which the other Party expressly agrees to, shall have its cost directly borne by the requesting Party.

11.9. None of the Parties will be allowed to assign, and anyhow transfer, either totally or partially, the present Agreement, or any rights therefrom, without the written consent of the other Party.

11.10. The present Agreement is fully bound to and dependent on the terms contained in the Promotional Plan published by TELESP in its site
HTTP://WWW.TELEFONICA.COM.BR/SP on July 7, 2003, subsequently complemented on July 22, 2003.

11.11.None of the Parties is liable for losses and damages, particularly, incidental indirect damages, loss of profits, neither will it indemnify the other Party's commercial failures and the claims from the latter's third parties or clients, arisen from failures occurred in the operation, the other Party was responsible for, except in those cases of direct damages and yet in those when there is evidence of one Party's deliberate action or omission aiming at damaging the other Party(malice).

11.12. The Parties agree that in the event of divergence between the Promotional Plan and the present Agreement, the provisions contained in the Agreement shall prevail.

12. CLAUSE TWELVE - CONFLICT SOLVING

12.1. The Parties shall lend their best efforts towards settling, in a friendly way, any conflicts that may eventually arise from the execution of the present instrument.

12.2. The conflicts arisen from divergence regarding invoicing, particularly related to the Statement Report to which item 7.4. hereinbefore refers to, will be solved in the following way:

         12.2.1. In case the difference between the minutes stated in the Statement Report, which were the basis for the issuing of the invoice delivered by TELESP and the well-founded verification performed by the SERVER is higher than three per cent (3%), the SERVER will be allowed, at its expenses, to audit the verification process used by TELESP.

                  12.2.1.1. For the purposes of the auditing established in item
                  12.2.1 above, the SERVER shall appoint independent auditors, chosen among the four major auditing firms in the market, to perform such auditing.

                  12.2.1.2. Within thirty (30) days, counted as of the auditors' appointment by the SERVER, TELESP shall allow the onset of the auditing process, by complying with the necessary conditions required for the auditing process.

                  12.2.1.3. Having the auditing been concluded, the verified amount will be compared to the amount invoiced by the TELESP and paid by SERVER and, there being any difference, it will be inserted in the subsequent month's invoicing, in accordance with item 7.7.1. hereinbefore.

13. CLAUSE THIRTEEN - VENUE

11.1.. It is hereby elected the Court of the County of Sao Paulo, to settle any queries that may eventually arise from the execution of the present Agreement, with express waiver of any other, privileged as it may be.

Sao Paulo, July 22, 2003.

/s/ FABIO SILVESTRE MICHELI                         /s/ STAEL PRATA SILVA FILHO
--------------------------------------------        -------------------------
FABIO SILVESTRE MICHELI                             STAEL PRATA SILVA FILHO
VICE-PRESIDENT                                      EXECUTIVE VICE-PRESIDENT
COMMERCIAL -RESIDENTIAL                             OF STRATEGIC PLANNING

TELECOMUNICACOES DE SAO PAULO- S.A. -TELESP

                                    EXHIBIT A
                           INFRA-STRUCTURE REQUISITES

Aiming at this Agreement execution and with no loss of the duties assumed in the other clauses, TELESP shall be responsible for:

         1.1.Allocate  measurement tools for equipment  maintenance.

         1.2.Allocate workforce for installation, test of transmission equipment and network infra-structure.

Aiming at this Agreement execution and with no loss of the duties assumed in the other clauses, the SERVER shall be responsible for providing, in the installation sites (SERVER's facilities):

1. FOR ACCESSES THROUGH METALLIC PAIRS- MODEMS

         a) illumination in accordance with the existing technical standards;

         b) 110/220 VAC plugs;

         c) easy safe access, in accordance with the security rules in force;

2. FOR ACCESSES THROUGH OPTICAL FIBER - OPTICAL RINGS:

To allocate room for the transmission equipment installation in its facilities, as well as to make arrangements for the environment illumination and for the energy system that meets the following requirements:

         a) Energy needed for the transmission equipment:

            o Power plant with switches

            o Feeding: 110V/220V AC

            o Estimated consume: 40 A (SDH and data equipment)

         b) Equipment Room

            o It must allow the placing of 2.50m frame(s).

            o Each frame occupation area: 4m2. At each inspection, the need for the installation of equipment concentrated on a same floor or distributed, will be analyzed, in accordance with the demand for the existing services.

            o There is no need for air conditioning; the access terminal equipment operates in environmental temperature.

        c) Grounding

            o The existence of a ground point with a maximum of 5 ohms of ohmic resistance;

        d) Ducts

            o In case it is necessary, a duct or sub-duct net must be either allocated or built in the SERVER'S facilities, in accordance with the technical rules in force for the installation of optical fiber cables.

            o Occasional details and other infra-structure needs will be pointed out at the time of the technical visit and informed to the SERVER by TELESP's project team.

         3. FOR ACCESSES THROUGH OPTICAL FIBER -ELO

         To allocate room for the transmission equipment installation in its facilities, as well as to make arrangements for the environment illumination and for the energy system of continuous current (C.C.), which can meets at least the following requirements:

         a) Energy needed for the transmission equipment:

            o Feeding: - 48 VCC +/-25%;

            o Estimated maximum consume: 2A/system of 2Mbps (the final consume will be bound to the SERVER'S demand).

         Obs.: The SERVER shall make arrangements for having a system of rectifiers and their respective battery banks, which can have the features above mentioned, depending on the autonomy that it defines as required..

        b) Air conditioning for the equipment room:

            o Temperature, at average level of (24 degrees +/- 2degrees) C;

            o Relative Humidity: lower than (50% +/-5%);

            o Climatic Gradient: lower than 20(0)C/ hour, with relative humidity lower than 90%.

        c) Equipment room:

            o The equipment room must be at least 3,5 m high, being the ducts of the existing or to-be-ordered air conditioning already deduced;

            o The minimum installation area for up to ten (10) systems must be twelve (12) m2 (3x4), being each frame measurement the following:
              120mm width, 225 mm depth and 2200mm height and availability of:

            o Power plant with 10A switches and at least two (2) 110/220 VCA plugs for testing tools; o Ground point with a maximum of 5 ohms of ohmic resistance; o Conduits on the ground and conveyors for running the equipment interconnection cables;

            o In case it is necessary, a duct or sub-duct net must be either allocated or built in the SERVER `s facilities, in accordance with the actual techniques for the optical fiber cable installation.

         4 - FOR ACCESSES THROUGH  DIGITAL RADIO

         To allocate the necessary area and infra-structure for the installation of Digital Radio Equipment (Aerial/Radio) in its facilities, as well as to implant/make arrangements, in the Aerial/Radio site, for the items that comply with at least the following requirements:

         a) Franklyn type lightning arrester, with protection cone over the equipment, not over thirty (30) degrees;

         b) Illumination;

         c) Feeding = - 48VCC + or - 25%;

         d) Estimate consume = 2A/ systems 2 Mbps;

         e) 110/220 VAC plugs;

         f) Easy safe access, in accordance with the security rules in force.

         5- FOR ACCESSES THROUGH OPTICAL FIBER -OPTICAL MODEM

         To allocate room for the transmission equipment installation in its facilities, as well as to make arrangements for the environment illumination and for the energy system of continuous current (C.C.), which can comply with at least the following requisites:

         a) Energy needed for the transmission equipment:

            o  Feeding: - 48 VCC +/-25%;

            o Estimate maximum consume: for 16x2 Mbps modem, it is 3A, or for 4x2 Mbps modem, it is 2A.

         b) Equipment room:

            o Minimum height is not mandatory, since the equipment will be installed at 1.40m off the ground (in case a rack is used).

            o The minimum installation area for at least 16 systems of 2 Mbps is equivalent to 1,5m x 1,00m, being that 1,00m corresponds to the free space in wall for the allocation of the optical modem and of the BEO/DIO (Frame of Optical Alteration/ Optical Intermediate Distributor).

            o Power plant with 10A switches and at least two (2) 110/220 VCA plugs for testing tools; o Ground point with at least 5 ohms of ohmic resistance.

         c) In case it is necessary, a duct or sub-duct net must be either allocated or built in the SERVER `S facilities, in accordance with the technical rules in force for the installation of optical fiber cables.

                                    EXHIBIT B
                               SERVICE LEVEL (SLA)


1. SERVICE LEVEL ("SLA")

The service level offered by TELESP to the SERVER for herein hired provision of services consists of:

1. Guarantee of attendance of the SERVER's demand in each locality;

2. Guarantee of allocation of the 10Kbps band per Port;

3. Restoration time of the service interruptions equal or lower to four (04) hours.

         a. For the effects of item 3 above, the failure starting time and the time of its solution must be taken into consideration, independently of the time of the call opening.

Programmed interruptions requested by the SERVER or preventive maintenances will not be considered in the verification of the hired SLA.

The SERVER will be allowed, at its exclusive discretion, to perform SLA measurements through the reports delivered by TELESP, in accordance with the provisions of Exhibit C, and, also through the performance of dialing tests and taking as basis the occasional complaints reported by its users, using parameters of occupation-free calls and the connection speed.

To guarantee the offered SLA, in accordance with item 1 above, TELESP uses as reference, the standards achieved in its network, the average of which is described in the chart below:


           ----------------------------------------------------------------------------------------------
                                           PARAMETER                                        VALUE
           ----------------------------------------------------------------------------------------------
           Monthly average latency per POP at TELESP Network (maximum value),
           measured between NAS and the SERVER's edge router.                        120m
           ----------------------------------------------------------------------------------------------
           Monthly average loss of packs at TELESP Network per POP (maximum value)
                                                                                     2.0 %
           ----------------------------------------------------------------------------------------------
           Monthly availability for all TELESP Network (minimum value)
                                                                                     99.9 %
           ----------------------------------------------------------------------------------------------
           Yearly availability for all TELESP Network ( minimum value)
                                                                                     99.8 %
           ----------------------------------------------------------------------------------------------
           Monthly availability for each POP (minimum value)                         99.7 %
           ----------------------------------------------------------------------------------------------

TELESP Network's availability standard and its respective POPs is calculated monthly as the availability average of all the ports, according to the formula below:


                    n
                   [Epsilon]  (T TOTAL - T INDi)

                   i = 1
AVAILABILITY = _________________________   X   100 %
                   n   X   T TOTAL

Where:

T TOTAL is the total time for port I in the given period;
T INDI is the unavailability time for port I in the given period;
n is the number of installed ports in the given period.

Measurement of such standard is also performed yearly, taking into consideration the result of the twelve (12) constituent months.

The time periods related to the requested programmed interruptions or to the preventive maintenances are not counted by TELESP for the calculation of the standard achieved in its Network.

2-  PROCEDURES FOR REQUESTS  FOR FAILURE RESTORATION

TELESP will make available to the SERVER a free toll telephone number (0800), 24 hours per day, including Saturdays, Sundays and Holidays, 365 days per year, for the opening of calls and requests recording for repairs and restoration of the provided services.

In the event of occurrence of any operational failure in TELESP Network, TELESP commits to inform it straightaway to the SERVER, detailing the corrective measures underway, as well as the estimated repair time.

Whenever a problem is detected, whether detected by the SERVER or by TELESP, a call with a request for repair will be open and from this moment onwards, the necessary measures for a quick solution will be taken.

Operational failures due to third parties' systems, which are not controlled by either TELESP or by the SERVER or due to a force majeure reason, must be justified and evidenced in the maximum period of two (2) hours, for the prompt definition of the contingent measures to be taken.

The receiving time for repairs requests is of 24 hours per day, including Saturdays, Sundays and holidays, 365 days per year.

                                    EXHIBIT C
                               MANAGERIAL REPORTS


TELESP will make available to the SERVER the tool MRTG, which allows the performance of full follow-up of the hired SLA.

By using the MRTG tool, the SERVER will be allowed to:

         1. Perform remote online real-time monitoring of the Ports' occupation, in its totality or separated by localities, via Web and protected by an exclusive password;

         2. Extract daily reports of the Ports, at every minimum interval of five (5) minutes, containing:

            o  Number of simultaneous calls answered;

            o  Daily graph;

            o  Weekly Graph;

            o  Yearly Graph;

            o  Graph for monitoring the tunneling link.

TELESP shall also supply DNIS information per locality, together with the managerial reports.

                                    EXHIBIT D
                        LOCALITIES SERVICED BY IP NETWORK

1.ADAMANTINA                 43.CRUZEIRO                85.LUCELIA                  127.STA CRUZ DO RIO PARDO
2.AGUAI                      44.CUBATAO                 86.MAIRIPORA                128.STA CRUZ DAS PALMEIRAS
3.AGUAS DE LINDOIA           45.DIADEMA                 87.MARILIA                  129.SANTANA DO PARNAIBA
4.AMERICANA                  46.DRACENA                 88.MATAO                    130.STO ANATACIO
5.AMPARO                     47.EMBU                    89.MAUA                     131.STO ANDRE
6.ANDRADINA                  48.ENGENHEIRO COELHO       90.MIRASSOL                 132.SANTOS
7.APARECIDA                  49.ESPIRITO SANTO DO       91.MOCOCA                   133.SAO BERNARDO DO CAMPO
                                PINHAL
8.ARACATUBA                  50.FERNANDOPOLIS           92.MOGI GUACU               134.SAO CAETANO DO SUL
9.ARARQUARA                  51.FERRAZ DE VASCONCELOS   93.MOGI MIRIM               135.SAO CARLOS
10.ARARAS                    52.FRANCISCO MORATO        94.MGI DAS CRUZES           136.SAO JOAO DA BOA VISTA
11.ARTHUR NOGUEIRA           53.FRANCO DA ROCHA         95.MONGAGUA                 137.SAO JOSE DO RIO PARDO
12.ARUJA                     54.GARCA                   96.MONTE ALTO               138.SAO JOSE DO RIO PRETO
13.ASSIS                     55.GUARARAPES              97.NOVA ODESSA              139.SAO JOSE DOS CAMPOS
14.ATIBAIA                   56.GUARATINGUETA           98.OLIMPIA                  140.SAO MANUEL

15.AVARE                     57.GUARUJA                 99.OSASCO                   141.SAO APULO
16.BARIRI                    58.GUARULHOS               100.OSVALDO CRUZ            142.SAO PEDRO
17.BARRA BONITA              58.HOLAMBRA                101.OURINHOS                143.SAO ROQUE
18.BARRETOS                  60.HORTOLANDIA             102.PAULINIA                144.SAO SEBASTIAO
19.BARUERI                   61.IBITINGA                103.PEDREIRA                145.SAO VICENTE
20.BAURU                     62.IBIUNA                  104.PENAPOLIS               146.SERRA NEGRA
21.BEBEDOURO                 63.INDAIATUBA              105.PERUIBE                 147.SERTAOZINHO
22.BERTIOGA                  64.IRACEMAPOLIS            106.PINDAMONHANGABA         148.SOROCABA
23.BIRIGUI                   65.ITANHAEM                107.PIQUETE                 149.SUMARE
24.BOM JESUS DOS PERDOES     66.ITAPETININGA            108.PIRACICABA              150.SUZANO
25.BOTUCATU                  67.ITAPEVA                 109.PIRAJU                  151.TABOAO DA SERRA
26.BRAGANCA PAULISTA         68.ITAPIRA                 110.PIRASSUNUNGA            152.TAQUARITINGA
27.CACAPAVA                  69.ITAPOLIS                111.POA                     153.TATUI
28.CACHOEIRA PAULISTA        70.ITAQUAQUECETUBA         112.POMPEIA                 154.TAUBATE
29.CAIEIRAS                  71.ITATIBA                 113.PORTO FELIZ             155.TIETE
30.CAMPINAS                  72.ITATINGA                114.PORTO FERREIRA          156.TREMEMBE
31.CAMPO LIMPO PAULISTA      73.ITIRAPINA               115.PRAIA GRANDE            157.TUPA
32.CAMPOS DO JORDAO          74.ITU                     116.PRESIDENTE EPITACIO     158.UBATUBA
33.CANANEIA                  75.JABOTICABAL             117.PRESIDENTE PRUDENTE     159.VALINHOS
34.CAPIVARI                  76.JACAREI                 118.PRESIDENTE VENCESLAU    160.VARGEM GRANDE DO SUL
35.CARAGUATATUBA             77.JAGUARIUNA              119.RAFARD                  161.VARZEA PAULISTA
36.CARAPICUIBA               78.JAU                     120.REGISTRO                162.VINHEDO
37.CASA BRANCA               79.JUNDIAI                 121.RIBEIRAO PIRES          163.VOTORANTIN
38.CATANDUVA                 80.LEME                    122.RIBEIRAO PRETO          164.VOTUPORANGA
39.COLINA                    81.LENCOIS PAULISTA        123.RIO CLARO
40.CONCHAL                   82.LIMEIRA                 124.SALESOPOLIS
41.COSMOPOLIS                83.LINS                    125.SALTO
42.COTIA                     84.LORENA                  126.SANTA BARBARA DO OESTE

